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                                                                    Exhibit 23.4

                           CONSENT OF PERKINS COIE LLP

      We hereby consent to the references of our firm name, contained in, and the filing of our opinion as an exhibit to, the Registration Statement on Form S-4 of Versant Corporation ("Versant") relating to the proposed merger of Poet Holdings, Inc., with and into a wholly owned subsidiary of Versant. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PERKINS COIE LLP

Menlo Park, California

November 12, 2003